Exhibit 99.1

Reviv3 Procare Strengthens Executive Leadership Team with Appointment of New Chief Financial Officer

LOS ANGELES, Nov. 01, 2022 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (OTCQB: RVIV), is pleased to announce the appointment of Ms. Meenu Jain to the position of Chief Financial Officer (CFO), effective today.

Jeff Toghraie, Chairman and CEO of Reviv3 Procare, commented, “Meenu’s extensive financial and operational expertise will be integral to achieving our strategic objectives. She brings a wealth of public company knowledge and has a deep understanding across the spectrum of corporate finance and accounting disciplines. We are delighted to welcome her to the team as we explore a number of new opportunities made possible by our asset acquisition of AXIL.”

Ms. Jain has over 25 years of experience in financial and risk management, strategic planning and transforming Finance teams in complex, multinational companies. Ms. Jain previously served as partner of audits to various publicly traded companies and advised a number of public and private companies on finance, accounting, financial treasury, internal control and other corporate finance functions.

Ms. Jain commented, “I am excited to join Reviv3 during this pivotal and exciting time in its history and look forward to working with the Reviv3 team to execute the company’s objectives and growth strategies.”

About Reviv3 Procare Company

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a direct-to-consumer marketer of premium hair and skincare products under its in-house Reviv3 Procare brand and hearing enhancement and protection products, including ear plugs, ear muffs and ear buds, under the brand AXIL - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com and, for the AXIL brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as "anticipates," "expects," "intends," "plans," “will,” “may,” “should,” “could,” “would,” “guidance,” “outlook,” "confident that" and "believes," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management's beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3's ability to achieve its strategic and growth objectives and grow net sales as anticipated and perform in accordance with guidance; (ii) Reviv3’s ability to generate sufficient revenue to support Reviv3’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives, including integrating the AXIL brand; (iv) Reviv3's ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of Reviv3's customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Reviv3's product costs and other costs of doing business, and reduce Reviv3's earnings; and (vi) the impact of unstable market and general economic conditions on Reviv3’s business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Media Relations:
Reviv3 PR Team
Tel: 888-638-8883
Email: pr@reviv3.com
www.reviv3.com